Free Writing Prospectus Registration Statement No. 333-178081 Dated September 6, 2012 Filed Pursuant To Rule 433

Target Equity Index Family September 2012

The Target Equity Philosophy

[]   The Target Equity Index Family aims to identify undervalued companies with the potential to realize their perceived value

     []   Selects stocks thought to be undervalued, using a quantitative rules-based screening process

     []   Uses some of the metrics used by private equity investors / corporate buyers*

[]   The methodology drives long term performance, by identifying companies with

     []   Favorable cash flow

     []   Strong balance sheets

     []   Assets undervalued by the market

[]   The indices were originally developed from research published by Morgan
     Stanley

* The Target Equity Indices do not aim to replicate a private equity or corporate screening process exactly. Any actual private equity or corporate screening process will likely involve numerous other inputs (both qualitative or quantitative) . There is no guarantee that the securities identified by the screening process are undervalued. Further, there is no guarantee or assurance that any such security will rise in value or that the company concerned will become a takeover target.

This material was not prepared by the Morgan Stanley research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not acting in a fiduciary capacity.

Please see Risk Considerations and other Important Information at the end of this material.

                                                                               2

The Target Equity Philosophy

[]   Provides access to an established, systematic strategy

     []   Target Equity stock screen first published by Morgan Stanley Research in 2003

     []   First indices created in 2007* - over four years of live performance history

[]   Choice of global, regional and country indices available

     []   World, Europe, US, UK, Asia ex Japan, Japan and Global Islamic indices

[]   Independent index calculation by SandP

[]   Provides a liquid underlying index for structured products and delta one access

     []   Morgan Stanley can offer clients a variety of structured products linked to the Target Equity indices

* Calculation of the Target Equity Indices began on July 1, 2007. Historical
Index performance prior to July 2007 is simulated based on historical data.
Simulated historical Index performance is hypothetical and presented for illustrative purposes. Past performance (actual or simulated) is not indicative of future results.

This material was not prepared by the Morgan Stanley research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not acting in a fiduciary capacity.

Please see Risk Considerations and other Important Information at the end of this material.

                                                                               3

The Target Equity Philosophy: A Quantitative Approach

Rules-based screening process

[]   The Target Equity screen ranks stocks on five valuation metrics:

     []   High free cash flow / enterprise value i.e. cash flow from operations is greater than the value of the company (equity and debt)

     []   High interest cover

          Interest payments are low compared to earnings (i.e., has the potential to increase leverage)

     []   High dividend yield

          Income for shareholders while waiting for the stock to realize value;
          attractive to potential buyers

     []   Low enterprise value / fixed assets

          A ratio of less than 1 means a potential buyer could sell the assets for a profit

     []   Low share price / book value i.e., the book value may not be fully reflected in the share price

[]   The metrics use standard inputs from publicly available data

[]   There is no pre-determined threshold for each screen. Instead, each screen ranks the stocks based on the particular metric and the index selection process includes those stocks that are undervalued on a relative basis

This material was not prepared by the Morgan Stanley research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not acting in a fiduciary capacity.

Please see Risk Considerations and other Important Information at the end of this material.

                                                                               4

Creating the Target Equity Index Family

Four key steps

                           Apply           Select                Calculate
Define regional      Target Equity   Target Equity            Target Equity
selection pool            screen          stocks               Index Family
[] World          [] 5 valuation    [] 50 top-ranked       [] Calculated
[] Europe            metrics        [] Liquidity filter       daily by SandP
[] Asia           [] Publicly       [] Equal               [] Published on
                     available data    weighting              Bloomberg
[] Japan                                                      MSIQ (GO)
[] US
[] UK
excluding GICS
financial sector*
                                       Rebalance quarterly

*Some valuation and accounting data used in the screening process is not available for companies whose primary business is in the financial sector. This material was not prepared by the Morgan Stanley research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not acting in a fiduciary capacity.

Please see Risk Considerations and other Important Information at the end of this material.

                                                                               5

Performance Overview

Target Equity Index Family, latest 1 year returns
[GRAPHIC OMITTED]

Target Equity Index Family, 1, 3 and 5 year excess returns
[GRAPHIC OMITTED]

As of date: August 31, 2012

Source: Morgan Stanley / Bloomberg. Returns prior to the Index launch, from
April 4, 2001 through June 30, 2007, are based on simulated based on historical data. Returns from July 2, 2007 through August 31, 2012 reflect actual results.
Simulated performance is purely hypothetical. Relative performance may vary depending on the time periods selected for the market phases.

This material was not prepared by the Morgan Stanley research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not acting in a fiduciary capacity.

Please see Risk Considerations and other Important Information at the end of this material.

                                                                               6

Index Family Facts

Morgan Stanley proprietary indices are available on our Custom Index Bloomberg page MSIQ <GO>

	Index Live Date	Number of Constituents	Currency	Bloomberg Tickers Price Return	Bloomberg Tickers Total Return	Bloomberg Tickers Excess Return
World Target Equity	1 July 2007	50	USD	MSIQWTDP	MSIQWTDT	-
			EUR	MSIQWTEP	MSIQWTET	-
Europe Target Equity	1 July 2007	50	EUR	MSIQETEP	MSIQETET	-
US Target Equity	1 July 2007	50	USD	MSIQATDP	MSIQATDT	-
UK Target Equity	1 July 2007	50	GBP	MSIQUTPP	MSIQUTPT	-
Asia Target Equity	3 April 2009	50	USD	MSIQTADP	MSIQTADT	-
Japan Target Equity	1 July 2007	50	JPY	MSIQJTYP	MSIQJTYT	-
Global Islamic Target Equity	1 July 2007	Variable	USD	MSIQITDP	MSIQITDT	-
World Target Equity Alpha	1 July 2007	*	USD	-	-	MSPIWTDA
US Target Equity Alpha	1 July 2007	*	USD	-	-	MSPIATDA
Europe Target Equity Alpha	1 July 2007	*	EUR	-	-	MSPIETEA

* The number of constituents in each Alpha index is a function of the number of stocks in the benchmark index.

This material was not prepared by the Morgan Stanley research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not acting in a fiduciary capacity.

Please see Risk Considerations and other Important Information at the end of this material.

Morgan Stanley

7

Target Equity Index Family

Appendices

[]   US Target Equity Index

[]   World Target Equity Index

[]   Europe Target Equity Index

[]   Asia Target Equity Index

[]   Trade Ideas

[]   Risk Factors and Other Important Information

Target Equity Index Family

US Target Equity Index: Additional Analysis

Historical Performance

US Target Equity versus SandP 500 -- each index is a USD denominated Price Return
(PR) Index
[GRAPHIC OMITTED]

                  Annualized Performance to August 31, 2012
                 ------------------------------------------
                 One Year Three Years Five Years
---------------- -------- ----------- ---------------------
Return           13.4%%     14.1%       7.4%
---------------- -------- ----------- ---------------------
Excess Return vs
Benchmark         -1.9%      2.9%       4.4%
---------------- -------- ----------- ---------------------
Volatility         21%       19%         25%
---------------- -------- ----------- ---------------------

Performance from January 2, 2002 to August 31, 2012

Source: Morgan Stanley / Bloomberg. Returns prior to the Index launch, from
April 4, 2001 through June 30, 2007, are based on simulated based on historical data. Returns from July 2, 2007 through August 31, 2012 reflect actual results.
Simulated performance is purely hypothetical. Relative performance may vary depending on the time periods selected for the market phases.

This material was not prepared by the Morgan Stanley research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not acting in a fiduciary capacity.

Please see Risk Considerations and other Important Information at the end of this material.

                                                                              10

Target Equity Index Family

World Target Equity Index: Additional Analysis

Historical Performance

World Target Equity (USD, PR) versus MSCI World - each index is a USD denominated Price Return (PR) Index
[GRAPHIC OMITTED]

                             Annualized Performance to August 31, 2012
                           -------------------------------------------
                           One Year Three Years Five Years
-------------------------- -------- ----------- ----------------------
Return                      -7.2%      -0.4%      7.2%
-------------------------- -------- ----------- ----------------------
Excess Return vs Benchmark  -12.8%     -6.0%      4.5%
-------------------------- -------- ----------- ----------------------
Volatility                   25%       22%         24%
-------------------------- -------- ----------- ----------------------

Performance from January 2, 2002 to August 31, 2012

Source: Morgan Stanley / Bloomberg. Returns prior to the Index launch, from
April 4, 2001 through June 30, 2007, are based on simulated based on historical data. Returns from July 2, 2007 through August 31, 2012 reflect actual results.
Simulated performance is purely hypothetical. Relative performance may vary depending on the time periods selected for the market phases.

This material was not prepared by the Morgan Stanley research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not acting in a fiduciary capacity.

Please see Risk Considerations and other Important Information at the end of this material.

                                                                              12

Target Equity Index Family

Europe Target Equity Index: Additional Analysis

Historical Performance

Europe Target Equity versus MSCI Europe - each index is a EUR denominated Price
Return (PR) Index
[GRAPHIC OMITTED]

                             Annualized Performance to August 31, 2012
                           -------------------------------------------
                           One Year Three Years Five Years
-------------------------- -------- ----------- ----------------------
Return                       3.4%      0.6%       5.3%
-------------------------- -------- ----------- ----------------------
Excess Return vs Benchmark  -8.5%      -3.2%      3.9%
-------------------------- -------- ----------- ----------------------
Volatility                   26%       21%         25%
-------------------------- -------- ----------- ----------------------

Performance from January 2, 2002 to August 31, 2012

Source: Morgan Stanley / Bloomberg. Returns prior to the Index launch, from
April 4, 2001 through June 30, 2007, are based on simulated based on historical data. Returns from July 2, 2007 through August 31, 2012 reflect actual results.
Simulated performance is purely hypothetical. Relative performance may vary depending on the time periods selected for the market phases.

This material was not prepared by the Morgan Stanley research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not acting in a fiduciary capacity.

Please see Risk Considerations and other Important Information at the end of this material.
                                                                              14

Target Equity Index Family

Asia Target Equity Index: Additional Analysis

Historical Performance

Asia Target Equity versus MSCI AC Asia ex Japan - each index is a USD denominated Price Return (PR) Index
[GRAPHIC OMITTED]

                             Annualized Performance to August 31, 2012
                           -------------------------------------------
                           One Year Three Years Five Years
-------------------------- -------- ----------- ----------------------
Return                      -6.5%      4.6%       12.7%
-------------------------- -------- ----------- ----------------------
Excess Return vs Benchmark  -1.8%      -0.5%      4.3%
-------------------------- -------- ----------- ----------------------
Volatility                   29%       23%         25%
-------------------------- -------- ----------- ----------------------

Performance from January 2, 2002 to August 31, 2012

Source: Morgan Stanley / Bloomberg. Returns prior to the Index launch, from
April 4, 2001 through April 3, 2009, are based on simulated based on historical data. Returns from April 3, 2009 through August 31, 2012 reflect actual results. Simulated performance is purely hypothetical. Relative performance may vary depending on the time periods selected for the market phases.

This material was not prepared by the Morgan Stanley research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not acting in a fiduciary capacity.

Please see Risk Considerations and other Important Information at the end of this material.

                                                                              16

Target Equity Index Family

Sample Payoffs

Sample Payoffs

1. Leveraged Upside: Bull PLUS Note on US Target Equity Index (MSIQATDP)
[GRAPHIC OMITTED]

Payoff at Maturity:
If MSIQATDP is greater than or equal to its initial level, investor receives par plus two times the return of the index, up to a cap. If MSIQATDP is less than its initial level, investor receives the performance of the index and suffers a loss on the investment.

2. Contingent Minimum Return and Downside Buffer: Uncapped Trigger JUMP Note on
US Target Equity Index (MSIQATDP)
[GRAPHIC OMITTED]

Payoff at Maturity:

If the MSIQATDP index performance is greater than or equal to 100%, investor receives the maximum of the index performance and par plus the contingent minimum return. If the MSIQATDP index performance is less than 100% and greater than the Trigger Level, investor receives par. If the MSIQATDP index performance is less than Trigger Level, investor receives MSIQATDP index performance and suffers a loss on the investment.

3. Capital Protected Note: Market -Linked Note on US Target Equity 8%
Volatility Control ER
Index (MSIQATDT)
[GRAPHIC OMITTED]

Payoff at Maturity:

If the index performance is greater than 100%, the investor receives the index performance. Otherwise, the investor receives par.

These terms are for illustrative purposes only. Any stated pricing levels are indicative and subject to change.

This material was not prepared by the Morgan Stanley research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not acting in a fiduciary capacity.

Please see Risk Considerations and other Important Information at the end of this material.

                                                                              18

Target Equity Index Family

Risk Considerations and other Important Information

Risk Considerations

The risk factors set out below are not exhaustive. Prior to making an investment decision, prospective investors must review the final offering documents, including the index description where relevant.

Index Performance: There is no guarantee that the indices will have positive performance or will outperform benchmark indices. In addition, any investment linked to an Index may not necessarily be the same as an investment in the constituents of that Index. Past performance (actual or simulated) is not indicative of future performance.
Not the Same as Investing in a Private Equity Fund: Private equity investors and corporate buyers are numerous and they use extremely varied approaches to investing. Target Equity Indices track only several of what we believe are some of the more common metrics analyzed by these investors to identify potential targets. Accordingly, many of these buyout investors do not use these metrics, weight the metrics differently than the weighting used by the Indices or use additional or contrary metrics to those used in the Indices. As a consequence, investing in the Indices and the returns you might obtain, are not at all equivalent to an investment in a private equity or similar fund. Morgan Stanley may advise private equity funds on strategies and metrics that are not used to determine the Target Equity indices. Even if Morgan Stanley determines that private equity funds using other strategies or metrics are succesful, it will have no obligation to revise the Target Equity methodology.
Retrospective Index Calculation: Prior to the Index Live Date for each index, the Indices have been retrospectively calculated by the Index Sponsor on a simulated basis. Prospective investors should consult the relevant Index
Description for further details.
Currency Risk: An investment in the World, Europe, Asia and Global Islamic
Target Indices and the World and Europe Target Equity Alpha Indices will have currency risk between the currency of the Index and the currencies of some or all of its constituents.
Diversification: The Indices are derived from a predetermined subset of stocks and may be focused exclusively on one geographic region. The Indices typically include fewer stocks than benchmark equity indices and have no geographical or sector concentration limits. As a result, the indices are likely to be less diversified than comparable benchmark indices.
No Guarantee of Outperformance: No one can guarantee short-term or long-term outperformance. The stock selection process for the Target Equity Indices could select stocks that under-perform the benchmark index, possibly significantly.
Even if a Target Equity Index does outperform the benchmark index, the Target
Equity Index could decrease in value if the benchmark index suffers losses that are not fully offset by the outperformance of the Target Equity Index.
Fixed Strategy: Target Equity Indices use a pre-defined, objective stock selection process that differs from an actively managed strategy in that the component stock will change only if required by the selection criteria and only at each quarterly rebalancing. The Target Equity Index methodology is fixed and will not change over time even if the Target Equity Indices underperform their benchmark indices. Accordingly, Target Equity Indices are not actively managed to adjust to changing business, financial, geopolitical or other conditions, as would the investment process of a private equity investor or corporate buyer.
Research: Morgan Stanley may issue research reports on securities that are, or may become, constituents of an Index. These reports are entirely independent of the Calculation Agent's obligations hereunder. Morgan Stanley will be under no obligation to make any adjustments to an Index to reflect any change in outlook by Morgan Stanley Research.
Calculation Agent and Index Sponsor: The Calculation Agent's calculations and determinations in relation to the Index shall be binding on all parties in the absence of manifest error. No party (whether the holder of any product linked to an Index or otherwise) will be entitled to proceed (and agrees to waive proceedings) against the Calculation Agent in connection with any such calculations or determinations or any failure to make any calculations or determinations in relation to an Index. Morgan Stanley and Co. International plc
as Index Sponsor retains the final discretion as to the manner in which the
Index is calculated and constructed. The methodology may change without prior notice and such changes may affect the value of the Index.
Reliance on Information: Unless otherwise stated, all calculations are based on information obtained from various publicly available sources. Both Morgan
Stanley and the Calculation Agent have relied on these sources and not independently verified the information extracted from these sources. Neither
Morgan Stanley nor the Calculation Agent shall be liable in any way for any calculations it performs in reliance of such information. The information used to undertake the selection procedure will be the most up-to-date information available. However, in some cases, the valuation information used to select securities/Index components may have been published several months previously and may not reflect the performance at the time of the selection procedure.
Conflicts of Interest: Morgan Stanley and its affiliates may from time to time engage in transactions involving the constituents of Indices for their proprietary accounts and/or for accounts of their clients, may act as market
-maker in such constituents and/or be providing underwriting, banking, advisory or other services to the issuers of such constituents. Such activities may not be for the benefit of the holders of investments related to the Index and may have a positive or negative effect on the value of the constituents and consequently on the value of the Index. In addition, Morgan Stanley and its affiliates may from time to time act in other capacities, such as the issuer of investments, advisor thereof, calculation agent, index sponsor. Morgan Stanley and its affiliates may also issue derivative instruments in respect of such investments and/or the constituents and the use of such derivatives may affect the value of the constituents or the Index. In its role in relation to investments linked the Index, Morgan Stanley or its affiliates may enter into hedging transactions in respect of the constituents or related instruments which may or may not affect the value of such constituents or related instruments. In addition, the unwinding of such hedging transactions may also affect the value of such constituents or instruments, which may in turn affect the value of the Index. Such activities may present conflicts of interest which may affect the level of the Index.

This material was not prepared by the Morgan Stanley research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not acting in a fiduciary capacity.

                                                                              20

Important Information

Morgan Stanley has filed a registration statement (including a prospectus), and will file a pricing supplement, with the SEC for any offering to which this communication relates. Before you invest in any offering, you should read the prospectus in that registration statement, the applicable pricing supplement and other documents Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and that offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively,
Morgan Stanley, any underwriter or any dealer participating in any offering will arrange to send you the prospectus if you request it by calling toll free
1-800-584-6837.

The information provided herein was prepared by sales, trading, or other non-research personnel of one of the following: Morgan Stanley and Co. LLC,
Morgan Stanley and Co. International PLC, Morgan Stanley MUFG Securities Co.,
Ltd, Morgan Stanley Capital Group Inc. and/or Morgan Stanley Asia Limited
(together with their affiliates, hereinafter "Morgan Stanley"), but is not a product of Morgan Stanley's Equity Research or Fixed Income Research
Departments. This communication is a marketing communication and is not a research report, though it may refer to a Morgan Stanley research report or the views of a Morgan Stanley research analyst. We are not commenting on the fundamentals of any companies mentioned. Unless indicated, all views expressed herein are the views of the author's and may differ from or conflict with those of the Morgan Stanley Equity Research or Fixed Income Research Departments or
others in the Firm. For additional information, research reports and important disclosures, see https://secure. ms.com.

Morgan Stanley is not acting as a municipal advisor and the opinions or views contained herein are not intended to be, and do not constitute, advice, including within the meaning of Section 975 of the Dodd-Frank Wall Street
Reform and Consumer Protection Act.

This material is not (and should not be construed to be) investment advice (as defined under ERISA or similar concepts under applicable law) from Morgan
Stanley with respect to an employee benefit plan or to any person acting as a
Fiduciary for an employee benefit plan, or as a primary basis for any particular plan investment decision.

The information provided herein has been prepared solely for informational purposes. These materials have been based upon information generally available to the public from sources believed to be reliable. No representation is given with respect to their accuracy or completeness, and they may change without notice. Morgan Stanley on its own behalf and on behalf of its affiliates disclaims any and all liability relating to these materials, including, without limitation, any express or implied representations or warranties for statements or errors contained in, or omissions from, these materials. Morgan Stanley and others associated with it may make markets or specialize in, have or may in the future enter into principal or proprietary positions (long or short) in and effect transactions in securities of companies or trading strategies mentioned or described herein and may also perform or seek to perform investment banking, brokerage or other services for those companies and may enter into transactions with them. We may at any time modify or liquidate all or a portion of such positions and we are under no obligation to contact you to disclose any such intention to modify or liquidate or any such modification or liquidation.
Morgan Stanley acts as "prime broker" and lender for a number of hedge funds.
As a result, Morgan Stanley may indirectly benefit from increases in investments in hedge funds.

Unless stated otherwise, the material contained herein has not been based on a consideration of any individual client circumstances and as such should not be considered to be a personal recommendation. We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. Where an investment is denominated in a currency other than the investor's currency, changes in rates of exchange may have an adverse effect on the value, price of, or income derived from the investment. The performance data quoted represents past performance. Past performance is not indicative of future returns. No representation or warranty is made that any returns indicated will be achieved. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. Transaction costs
(such as commissions) are not included in the calculation of returns. Changes to the assumptions may have a material impact on any returns detailed.
Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs and changes to the assumptions set forth herein may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances. By submitting this communication to you, Morgan Stanley is not advising you to take any particular action based on the information, opinions or views contained herein, and acceptance of such document will be deemed by you acceptance of these conclusions. You should consult with your own municipal, financial, accounting and legal advisors regarding the information, opinions or views contained in this communication.

This material was not prepared by the Morgan Stanley research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not acting in a fiduciary capacity.

                                                                              21

Important Information

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley
MUFG Securities Co., Ltd only to those investors who are "Professional
Investors" (tokutei toushika) as defined in the Financial Instrument Exchange
Law of Japan and may not be redistributed to other types of investors without the prior written consent of Morgan Stanley; in Hong Kong by Morgan Stanley Asia
Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte. and/or Morgan
Stanley Asia (Singapore) Securities Pte. Ltd., each regulated by the Monetary
Authority of Singapore, which accept responsibility for its contents; in
Australia by Morgan Stanley Australia Limited A.B.N. 67 003 734 576, A.F.S.L.
No. 233742 and/or Morgan Stanley Australia Securities Limited A.B.N. 55 078 652
276, A.F.S.L. No. 233741, which accept responsibility for its contents; in
Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States it is directed only to institutional clients and is distributed by Morgan Stanley and Co. Incorporated, which accepts responsibility for its contents; and in the United Kingdom it is directed only to those persons who are eligible counterparties or professional clients and must not be acted on or relied upon by retail clients (each as defined in the UK
Financial Services Authority's rules) and is distributed in the European Union by Morgan Stanley and Co. International plc, except as provided above. Private
U.K. investors should obtain the advice of their Morgan Stanley and Co.
International plc representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients"
within the meaning of the Australian Corporations Act. The trademarks and service marks contained herein are the property of their respective owners.
Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH
ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS
LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE
FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE
ACTUAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR
TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE
GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL
TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN
COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR
EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING
STRATEGY IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY
AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE
MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM
WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL
PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING
RESULTS.

"Standard and Poor's", "SandP", "SandP 500" and "Standard and Poor's 500" are
trademarks of The McGraw -Hill Companies, Inc. MSCI, MSCI Europe, MSCI World and
all other MSCI index names are the trademarks, registered trademarks, or service marks of MSCI Inc. or its subsidiaries in the United States and other jurisdictions. The securities are not sponsored, endorsed, sold or promoted by either SandP or MSCI, and neither SandP nor MSCI and make any representation regarding the advisability of investing in a security linked to the Target
Equity Indices.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward -looking statements. Although
Morgan Stanley believes that the expectations in such forward -looking statement are reasonable, it can give no assurance that any forward -looking statements will prove to be correct . Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward -looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward -looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are
Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of
Morgan Stanley.

Copyright [C] by Morgan Stanley 2012, all rights reserved.

This material was not prepared by the Morgan Stanley research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not acting in a fiduciary capacity.

                                                                              22